Exhibit 32.2
Valeritas Holdings, Inc.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of Valeritas Holdings, Inc. (the "Company") on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the "Report"), I, Erick Lucera, Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Erick J. Lucera
Erick J. Lucera
Vice President, Finance and Chief Financial Officer
March 5, 2019